EXHIBIT 5.1


                                                          September 8, 2000

Sycamore Networks, Inc.
10 Elizabeth Drive
Chelmsford, Massachusetts  01824

      Re:  Sirocco Systems, Inc. 1998 Stock Plan

Ladies and Gentlemen:

          We have acted as counsel to Sycamore Networks, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), for the purpose of registering with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 1,654,352 shares of the Registrant's common stock, par value $.001 per share ("Common Stock"), issuable pursuant to the Sirocco Systems, Inc. 1998 Stock Plan (the "Plan"). The Plan provided for the grant of options to purchase common stock, $.01 par value per share, of Sirocco Systems, Inc. to officers, directors, employees and consultants of Sirocco Systems, Inc. However, pursuant to the Agreement and Plan of Merger among the Registrant, Tropical Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Registrant, and Sirocco Systems, Inc. ("Sirocco"), dated as of June 5, 2000, each of these options has been converted into an option to purchase a fraction of a share of Common Stock (collectively, the "Options").

          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, as filed with the Commission on the date hereof under the Securities Act; (ii) a specimen certificate representing the Common Stock; (iii) the Amended and Restated Certificate of Incorporation of the Registrant, as presently in effect; (iv) the Amended and Restated By-Laws of the Registrant, as presently in effect; (v) certain resolutions of the Board of Directors of Sirocco and the Registrant relating to the Plan; and (vi) the Plan. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Registrant and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Registrant, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrant and others. We have assumed that each award agreement setting forth the terms of each grant of options or other awards under the Plan is consistent with the Plan and will be duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Registrant for the Common Stock delivered pursuant to the Plan will be in an amount at least equal to the par value of such Common Stock. We have also assumed that, upon issuance, the stock certificates evidencing such Common Stock will be manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen stock certificate examined by us.

          Members of our firm are admitted to the Bar of the Commonwealth of Massachusetts and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

          Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock initially issuable upon exercise of the Options have been duly authorized for issuance by the Registrant and, when such shares of Common Stock are issued upon exercise of the Options in accordance with the terms of the Plan, such shares of Common Stock will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

          This opinion is furnished by us, as the Registrant's special counsel, in connection with the filing of the Registration Statement with the Commission and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written permission.

                             Very truly yours,


                             /s/ Skadden, Arps, Slate, Meagher & Flom LLP
                             Skadden, Arps, Slate, Meagher & Flom LLP